CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



As independent public accountants, we consent to the use of our report dated March 29, 2002, to the Shareholders and Board of Trustees of The Lake Forest Funds and to the reference to our firm in this Post-Effective Amendment #9 to the Registration Statement (Form N-1A), including the Prospectus and the Statement of Additional Information of The Lake Forest Funds.


/s/ HAWKINS, ASH, BAPTIE & COMPANY, LLP
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Green Bay, Wisconsin
April 25, 2002




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